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                                                                      Exhibit 14

                              LOOMIS SAYLES FUNDS
                         INDIVIDUAL RETIREMENT ACCOUNT




_____________________________________________  INDIVIDUAL AND SPOUSAL IRAS
                                               AND IRAS UNDER A SIMPLIFIED
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               EMPLOYEE PENSION (SEP) WITH  NO-LOAD MUTUAL FUNDS

                                      -2-
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THE LOOMIS SAYLES FUNDS INDIVIDUAL RETIREMENT ACCOUNT (the "Plan")
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TABLE OF CONTENTS


Why Should I Set up a Loomis Sayles
  Funds IRA...............................   3
What is a Loomis Sayles Funds SEP.........   3
Selection of No-Load Funds................   4
Questions and Answers about IRAs..........   7
Features of the Plan......................  16
Copy of the Plan..........................  24
Account Application.......................  35
Beneficiary Designation...................  36
Transfer of Assets Form...................  38



Please note:

The Loomis Sayles Funds Individual Retirement Account (the "Plan"), as described herein, has been approved by the Internal Revenue Service. A copy of the determination letter issued by the Internal Revenue Service with respect to the Plan is reproduced on the preceding page.

The Loomis Sayles Funds Simplified Employee Pension (SEP) incorporates Forms 5305-SEP and 5305A-SEP as issued by the Internal Revenue Service (the "IRS"). The use of these forms by Loomis Sayles does not represent a determination by the IRS as to the merits of the IRA.

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WHY SHOULD I SET UP A LOOMIS SAYLES FUNDS IRA?
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Whether you are able to make deductible or non-deductible contributions to your individual IRA, the Loomis Sayles Funds IRA can help you plan for your retirement. By utilizing our no-load funds, all of your money begins working for you immediately. In some cases this could mean a savings of up to 8.5% in sales charges. And, unlike most employer sponsored plans, you can choose when to invest your money and where to invest your money.

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WHAT IS A LOOMIS SAYLES FUNDS SEP?
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In addition, the Loomis Sayles Funds IRA may be adopted for contributions under an employer-sponsored Loomis Sayles Funds SEP. A Loomis Sayles Funds SEP is a simplified means by which employers can set aside income for retirement for their employees on a tax-deferred basis. Under a Loomis Sayles Funds SEP, an employer may make contributions directly to their Loomis Sayles Funds IRA. Please see the "Guide to Employers" for additional information about the types of SEPs that Loomis Sayles sponsors. The employee's Loomis Sayles Funds IRA under a Loomis Sayles Funds SEP, in general, follows the rules described below for individual Loomis Sayles Funds IRAs although certain nondiscrimination rules and other requirements may apply to your employer's contribution. The employee may make individual contributions to a Loomis Sayles Funds IRA even if the employer also makes contributions to it under a Loomis Sayles Funds SEP, although the employee's contributions will be subject to the limits on amounts and contributions described below.

We have a dedicated staff who can answer any questions that you may have and assist you in completing the forms necessary to establish your account. We hope that you will find the enclosed information helpful and look forward to hearing from you.

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SELECTION OF NO-LOAD FUNDS
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NINE NO-LOAD  The nine no-load funds eligible for your IRA MUTUAL FUNDS investments are listed below. You may invest either in one, or in a combination, of the funds best suited to your circumstances.

              The funds have different investment objectives and offer a range of income and appreciation potential. A brief description of each fund is provided below. Additional information can be obtained from the prospectus of each fund which is available to you upon request.

 . The investment objective of the Loomis Sayles Growth Fund is long-term growth of capital. The Growth Fund seeks to attain its objective by investing substantially all of its assets in common stocks or their equivalent. Investments are selected based on their growth potential; current income is not a consideration. The Growth Fund may invest in companies with relatively small market capitalization, as well as in larger companies. The Growth Fund may invest a limited portion of its assets in securities of foreign issuers.

 . The investment objective of the Loomis Sayles Growth & Income Fund is long-term growth of capital and income. The Growth & Income Fund seeks to attain its objective by investing substantially all of its assets in common stocks or their equivalent which are considered to be undervalued in relation to the issuer's earnings, dividends, assets and growth prospects. The Growth & Income Fund may invest a limited portion of its assets in securities of foreign issuers.

 . The investment objective of the Loomis Sayles Small Cap Fund is long-term capital growth from investments in common stocks or their equivalent. The Small Cap Fund seeks to achieve its objective by giving emphasis to both undervalued securities and securities of companies with significant growth potential. The Small Cap Fund will normally invest at least 65% of its assets in companies with market capitalization of less than $500 million and may invest up to 35% of its assets in larger companies. Current income is not a consideration when investments for the Small Cap Fund are selected. The Small Cap Fund may invest a limited portion of its assets in securities of foreign issuers.

 . The investment objective of the Loomis Sayles International Equity Fund is high total investment return through a combination of capital appreciation and current income. The International Equity Fund seeks to attain its objective by investing primarily in equity securities of companies organized or headquartered outside the

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   United States. Under normal conditions, the International Equity Fund will invest at least 65% of its assets in equity securities of issuers of at least three countries outside the United States, and no more than 40% of its assets in issuers headquartered in any one country. For temporary defensive purposes, the International Equity Fund may invest as much as 100% of its assets in issuers from one or two countries, which may include the United States.

 . The investment objective of the Loomis Sayles Global Bond Fund is high total investment return through a combination of high current income and capital appreciation. The Global Bond Fund seeks to attain its objective by investing primarily in investment grade fixed income obligations (including convertibles) denominated in various currencies including U.S. dollars or in multicurrency units. Under normal conditions, the Global Bond Fund will invest at least 65% of its assets in bonds of issuers of at least three countries which may include the United States, and no more than 40% of its assets in issuers headquartered in any one country. However, up to 100% of the Global Bond Fund's assets may be denominated in U.S. dollars. For temporary defensive purposes, the Global Bond Fund may invest as much as 100% of its assets in issuers from one or two countries, which may include the United States. The Global Bond Fund may engage in options and forward contract transactions to hedge against changes in the value of securities and the currencies in which they are denominated.

 . The investment objective of the Loomis Sayles Bond Fund is high total investment return through a combination of current income and capital appreciation. The Bond Fund seeks to attain its objective by normally investing substantially all of its assets in investment-grade debt securities (including convertibles), although up to 20% of its assets may be invested in preferred stocks. At least 65% of the Bond Fund's assets will normally be invested in bonds. The Bond Fund may also invest a limited portion of its assets in lower rated debt securities and in securities of foreign issuers.

 . The investment objective of the Loomis Sayles U.S. Government Securities Fund is high total investment return through a combination of current income and capital appreciation. The U.S. Government Securities Fund seeks to achieve its objective by investing substantially all its assets in securities issued or guaranteed by the U.S. Government or its authorities, agencies or instrumentalities ("U.S. Government Securities"), and in certificates representing undivided interests in the interest or principal of securities of U.S. Treasury Securities. At least 65% of the U.S. Government Securities Fund will normally be invested in U.S. Government Securities.

 . The investment objective of the New England Cash Management Trust, a money market fund, is to provide maximum current income consistent with preservation of

                                      -6-
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   capital. The Loomis Sayles Funds IRA offers two series of the New England
   Cash Management Trust: (1) the Money Market Series, and (2) the U.S. Government Series. The Money Market Series invests in a variety of high-quality money market instruments. The U.S. Government Series invests only in obligations backed by the full faith and credit of the U.S. Government and in related repurchase agreements. Both the Money Market Series and the U.S. Government Series are managed by Back Bay Advisors, Inc.

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QUESTIONS AND ANSWERS ABOUT IRAS
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ELIGIBILITY  Who can open an IRA?
                Anyone who earns income and is still under age 70 1/2 at the end of the calendar year can open an individual IRA.

                Can I simultaneously have two or more individual IRA accounts? Yes, as long as no more than a total of $2,000 is contributed to your IRA accounts in any one tax year.

                Can my spouse have an IRA?
                Yes. An IRA which is separate from but identical to your IRA (a "spousal IRA") can be set up for the benefit of your spouse if
                - your spouse has no earnings for the year or elects to be treated as having no earnings for the year
                -    your spouse has not attained age 70 1/2, and
                -    you and your spouse file a joint income tax return.


CONTRIBUTIONS   How has the Tax Reform Act of 1986 changed the amount of
                contributions that I can make to my individual IRA?
                No change has been made in the amount that you may contribute to your own IRA or an IRA for your spouse. What has changed is the amount of the contributions that can be deducted for income tax purposes, as explained below.

                What is the maximum annual contribution I can make to my individual IRA (deductible plus non-deductible)?
                You may contribute $2,000 or 100% of your earned income, whichever is less.

                What is the maximum annual contribution that can be made to my spouse's IRA?
                A total of $2,250 or 100% of your earned income can be contributed to your own IRA and your spouse's IRA. The contributions may be divided between the two separate IRAs in any way you wish, so long as neither IRA receives more than $2,000.

                Can I contribute less than the maximum?
                Yes, you can contribute any amount you wish up to the maximum amount for your individual IRA (and your spouse's IRA) for each taxable year.

                What is the maximum annual deductible contribution that I can make to my individual IRA?

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                -   If you are not (or, if you are married, neither you nor your spouse is) an active participant in a tax qualified retirement plan or a government retirement plan, you will be able to deduct your contribution in full.

                - If you are (or, if you are married, either you or your spouse is) an active participant in any such retirement plan and your adjusted gross income (AGI) is less than $25,000 ($40,000, if married), you may still deduct your contribution in full.

                - If you are (or, if you are married either you or your spouse is) an active participant in any such retirement plan and your AGI is between $25,000 and $35,000 ($40,000 and $50,000, if married) the maximum deductible contribution you can deduct is reduced at the rate of 10% for each $1,000 of income in excess of $25,000 ($40,000, if married). Thus if you are single and your AGI is $31,500, your maximum contribution would be $700. You could still make a $2,000 contribution, but the other $1,300 would be non-deductible.

                - If you are (or, if you are married either you or your spouse is) an active participant in any such retirement plan and your AGI exceeds $35,000 ($50,000, if married) you will not be permitted to deduct any part of your contribution. You can still contribute any amount you wish up to $2,000 (or $2,250 if you have a spousal IRA), but the entire contribution will be non-deductible.

                Can both a husband and wife who work have individual IRAs?
                Yes. If you both have earned income, you can each have your own IRA.

                How do I change the designation of my contribution after I file my taxes?
                A contribution can be redesignated by filing an amended tax return and paying any taxes which may result from this change.

                When do I make my contribution?
                You can make your contribution any time from the beginning of the tax year to April 15 of the following year.

                Do I have to contribute to an individual IRA each year?
                No. You need not contribute to an IRA each year. You can also vary the amount of contributions to your IRA.

                What are the limits on contributions under a Loomis Sayles Funds SEP?

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                If you establish a Loomis Sayles Funds IRA as part of a Loomis
                Sayles Funds SEP, different limits on contributions by the employer apply. See the "Guide to Employers" which describes the Loomis Sayles Funds SEP for an explanation of those limits. You may still make individual contributions to this IRA, but you will be subject to the limits on amounts and deductibility described above.

                What if I contribute more than the maximum allowed?
                If you withdraw the excess contribution and its earnings before you file your tax return (including extensions) for the year, you won't be subject to the 6% penalty on the excess contribution described below. You will be subject, however, to income taxes (and a 10% penalty tax if you are under age 59 1/2) on the earnings of the excess contribution.

                Another method for correcting the excess contribution is to leave the money in your IRA and to apply the excess to your next year's contribution. If you do that, however, you would be subject to a 6% penalty tax on the excess contribution in the year in which it was made and each subsequent year it remains an excess contribution.

                If your IRA is part of a Loomis Sayles Funds SEP and contributions are made in excess of the permissible limits established for a SEP, those contributions will be subject to the excess contributions rule described above. You may correct such an excess contribution through the procedures described above.

                May I make annual contributions to an IRA after I reach age 70 1/2?
                No. If you reach age 70 1/2 by the end of the year you will not be able to contribute to your individual IRA. In addition, you may not contribute to your spouse's IRA after he or she reaches age 70 1/2.

                What money can I use to make my contributions to my individual IRA?
                The money can come from any source--it can be deducted from your paycheck or can come from another investment such as a savings account, checking account, etc.


TRANSFERS       What is a transfer of assets?
AND ROLLOVERS   A transfer of assets is the direct transfer from one IRA to another. The assets must be transferred directly from one trustee, custodian or insurance company to another.

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                What is an IRA rollover?
                An IRA rollover is a tax-free reinvestment of assets received by you from a retirement program into an IRA.

                An IRA rollover occurs

                        1) when the assets of an IRA are withdrawn by the
                investor and, within 60 days of receipt, are reinvested into another IRA. An IRA may be rolled over only once per year.

                        2) when a lump sum distribution from a qualified plan or
                tax-sheltered annuity (TSA) is reinvested within 60 days of receipt in an IRA rollover account. These distributions should not be commingled with your contributory IRA account if you ever plan to reinvest the assets in a qualified plan or TSA.

                Can I roll over a partial distribution from my retirement plan? Yes, if the distribution constitutes at least 50% of your account balance and is a result of separation from service with your employer or disability.

                How do I transfer my existing individual IRA to the Loomis Sayles Funds?
                Simply complete the IRA application, beneficiary designation form and transfer of assets form. Return all forms to us, along with a check for $5 made payable to State Street Bank and Trust Company, in the envelope provided.


DISTRIBUTIONS   When can I start to make withdrawals from my IRA?
                You may start to withdraw money without penalty from your IRA as early as age 59 1/2.
                Distribution must begin by April 1 following the year in which you attain age 70 1/2.

                What are the permissible methods of distribution?
                A lump sum payment, installment payments (monthly, quarterly or annual) or an annuity contract.

                Over what distribution period may my installment or annuity payments be made?
                If you do not choose a lump sum payment, distribution must be made over one of the following periods:

                        A.  Your life expectancy;
                        B. The joint life expectancy of you and your designated beneficiary;
                        C. A period certain not longer than your life expectancy;

                or  D.  A period certain not longer than the life expectancies of you and your designated beneficiary.

                May I make withdrawals before I reach age 59 1/2?
                Yes. However, the IRS imposes a 10% penalty tax on the amount withdrawn and the distribution must also be reported in your income tax return for that year. Distributions which are due to death or disability, paid under a qualified domestic relations order, or as part of a series of substantially equal periodic (at least annual) payments over your life or the lives of you and your beneficiary are exempt from these penalties.

                May I use my IRA as collateral for a loan?
                No. If you use your IRA or any portion of it as collateral for a loan, it will be taxed immediately as if it were a payment to you.


DISTRIBUTION    What happens to my IRA if I die before age 59 1/2
AT DEATH        or before my benefits have been distributed to me from my IRA?

                Any amount in your IRA at the time of your death will be distributed to your designated beneficiary or beneficiaries. If you did not designate a beneficiary or your beneficiary predeceases you, payment will be made to your estate.

                How do I name a beneficiary?
                You name a beneficiary by completing a Beneficiary Designation form. You may change your beneficiary at any time by completing a new form.

                How can my beneficiary, who is my surviving spouse, receive death proceeds from my IRA?
                Your spouse can elect one of the following methods:

                       A. Have the entire interest of the death proceeds distributed by December 31 of the year which includes the fifth anniversary of your death.
                       B.  Have the death proceeds rolled over into another IRA.
                       C. Begin receiving the installment or annuity distributions you previously were receiving by December 31 of the year which includes the first anniversary of your death.

                   or  D.  Have the death proceeds paid over your spouse's life expectancy providing that the distribution starts no later than December 31 of the year in which you would have attained age 70 1/2.

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TAXATION        Will I have to itemize to get a reduction in my taxes if I make a deductible contribution to my individual IRA?
                No, because a deductible contribution to an IRA adjusts your gross income. As long as you indicate how much you invested in your IRA on the appropriate line of your 1040 form, you will reduce your taxes.

                How are my retirement distributions taxed?
                If the contributions to your IRA have all been tax-deductible, either to you or your employer, then each distribution will be taxed as ordinary income in the year it is received. In addition, if you receive a very large distribution (generally, in excess of $150,000) from your retirement plans and your IRA in any calendar year, you may be subject to a 15% penalty tax on the amount in excess of $150,000.

                If any of your contributions has been non-deductible, each distribution will consist of a non-taxable portion (return of non-deductible contributions) and a taxable portion (the return of deductible contributions and their earnings and earnings on non-deductible contributions).

                Lump sum distributions from an IRA are not eligible for the special 5-year or 10-year averaging procedures sometimes available for lump sum distributions from a qualified plan.

                Are IRA proceeds subject to estate taxes?
                The assets in your IRA plan at the time of your death will be included in your estate for federal estate tax purposes. In addition, if the total amount of benefits payable from your retirement plans and your IRA exceeds permissible levels, a 15% penalty tax may be assessed on the amount in excess of the permissible level.


FORMS    What is Form 5498?

                Form 5498 lists the amount of contributions made into an IRA or IRA rollover and is reported to the IRS. Form 5498 reflects contributions made for one calendar year and through April 15 of the following year.

                What is Form 8606?
                Form 8606 reports the amount of your IRA contribution which is non-deductible. Failure to file Form 8606 for each year in which you make a non-deductible IRA contribution may subject you to a $50 fee. If you overstate the amount of your non-deductible contributions on this form, you may be subject to a $100 penalty.

                What form is issued when a distribution is made from an IRA?

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                A distribution from an IRA is reported on a Form 1099-R.

                What is IRS Form 5329?
                Form 5329 must be filed when you owe penalty taxes on your IRA. The penalty taxes which must be reported on Form 5329 are excess contribution taxes, premature distribution taxes, taxes imposed because you did not receive a sufficient amount under the distribution rules, and taxes on excess distributions.


THE LOOMIS      Why fund an IRA with mutual funds?
SAYLES FUNDS    Mutual funds offer day-to-day professional management,
IRA AND YOU     a range of investment choices, and a variety of services
                that no other investment can match. For those who want to invest in some of the safest securities available, money market funds offer competitive interest rates with little risk. Our other funds invest in a broad range of common stock or fixed income securities. Those investing in mutual funds through an IRA can switch between different types of funds.

                In the Loomis Sayles Funds IRA, what investment choices are available?
                Nine no-load mutual funds:

                Stock funds     -      The Loomis Sayles Growth  Fund
                                       -   The Loomis Sayles Growth &
                                           Income Fund
                                       -   The Loomis Sayles Small Cap
                                           Fund
                                       -   The Loomis Sayles International
                                           Equity Fund
                Bond funds      -      The Loomis Sayles Bond Fund
                                       -   The Loomis Sayles U.S. Government
                                           Securities Fund
                                       -   The Loomis Sayles Global Bond
                                           Fund
                Money market funds     -   The New England Cash
                                           Management Trust:  Money
                                           Market Series
                                       -   The New England Cash Management
                                           Trust:  U.S. Government Series

                Is there a sales charge involved in the purchase of shares in these funds?
                No.  All nine funds are no-load.

                What is the minimum investment in an individual IRA?

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                The minimum investment is $250. If you wish to invest your contribution in more than one fund, you must invest at least $250 in each fund.

                Can I split my contributions?
                Yes. You can allocate portions of the contributions made to your IRA among any of the funds.

                Can I shift from one fund to another?
                Yes. You can exchange your existing shares or redirect your contributions among the funds.

                I already have an IRA account with another organization. Can I transfer it to the Loomis Sayles Funds IRA?
                Yes.  A form for transferring assets is enclosed in this kit.

                How do I keep track of my IRA?
                The Trustee will send you statements showing how much you have contributed, earnings and the number of shares in your account. In addition, you will receive shareholder reports containing current portfolio information to help you keep up to date on the investment activities of the fund(s) you are using.

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LOOMIS SAYLES FUNDS INDIVIDUAL RETIREMENT ACCOUNT
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FEATURES OF THE PLAN

       The tax features of an Individual Retirement Account ("IRA") have greatly expanded the opportunity to set aside dollars for your retirement years. You may get a current deduction on your tax return for the amount you invest in an individual IRA. You don't pay a tax on your contributions or contributions made by your employer until you draw out your accumulated funds at retirement. The earnings in the account are also tax-deferred until that time. Your right to your account, or, in the event of death, the right of your beneficiary or estate, is at all times non-forfeitable. Loomis Sayles ("Loomis Sayles") created this IRA as a convenient way for you to establish your own personal IRA and for your employer to make contributions on your behalf. The Plan has received a determination letter from the Internal Revenue Service that it meets the requirements of applicable law. (See the Internal Revenue Service determination letter (Serial No. D111143c) dated September 9, 1991 which is included in these materials.) IRS approval of the form of Plan does not however, represent any endorsement or determination by IRS as to the merits of the Plan or the Funds. If you think you would like to participate, please read on for a further explanation of the key features of applicable law and the Plan. This document, plus the prospectus of the fund(s) you have chosen for your IRA investment and the information provided above, constitute your disclosure statement as required by federal law.

       Right to Revoke

       You may revoke your enrollment in an IRA account by giving written notice within seven days after the account is established. Notice of revocation must be mailed to the Trustee, State Street Bank and Trust Company at P.O. Box 8314, Boston, Massachusetts 02266-8314 or hand delivered to the Trustee at 225 Franklin Street, Boston, MA 02129. Notice will be deemed to have been mailed on the date of the postmark (or if sent by registered or certified mail, the date of registration or certification) when deposited in the mail in the United States, first class postage prepaid, properly addressed. If you revoke your account, the entire amount you paid in will be returned to you promptly, without deductions or adjustments of any kind. If your IRA has been established under a SEP sponsored by your employer, your seven-day withdrawal period will commence as of the date on which the first contribution on your behalf is made.

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       Eligibility

       In general, everyone under age 70 1/2 who earns a wage or salary or earns a profit from his work is eligible to contribute to an individual IRA. Also married individuals who are eligible may establish a separate IRA on behalf of their non-working spouses (a "Spousal IRA"). Furthermore, divorced or legally separated individuals may contribute to an IRA based on the alimony payments they receive. See the "Guide to Employers" for an explanation of the eligibility requirements for an IRA under a Loomis Sayles Funds SEP.

       Contributions

       If you establish an IRA for your own benefit, each year until you attain age 70 1/2 you may contribute up to an amount equal to the lesser of your total annual compensation or $2000. Alimony payments may be treated as compensation. If an IRA is also established for the benefit of your spouse, the overall limit for contributions to both IRAs is $2,250 (but you still may not contribute more than 100% of your total annual compensation, and the amount contributed to either IRA may not exceed $2,000). Your contribution may be made at any time during the taxable year or after the end of the taxable year up to the time for filing your individual tax return for that year (without regard to any extension). For most individuals, the deadline would be April 15. You do not have to contribute each year, nor are you required to contribute the same amount each year. You may make your contributions in convenient installments as set forth in the Account Application. Your account will be in your name, your spouse's account, if any, will be in his or her name, and you are entitled to the tax deduction. To keep an IRA qualified, you will need to report your deduction on your annual IRS tax return, Form 1040. You do not have to itemize deductions in order to deduct an IRA contribution on your income tax return. See the "Guide to Employers" for a description of the rules concerning contributions under a Loomis Sayles Funds SEP.

       An IRA may be used to make a "rollover" contribution of funds received by you from a qualified employee benefit plan in which you previously participated. Anyone who receives a lump sum payment of accumulated benefits in a qualified employee benefit plan can preserve tax sheltered treatment of these funds by investing them in an IRA within 60 days of receipt. In this manner, assets transferred from another retirement program are kept invested, tax consequences stemming from the payment are deferred until distributions are made from your IRA account and you have the option to

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       "rollover" the funds later to a tax-qualified program of a subsequent employer, a retirement annuity or another IRA. You can rollover the entire amount of your distribution from a qualified employee benefit plan (less any non-deductible contributions you made to the plan) to your IRA or you can rollover only a portion of the distribution. If you do not rollover the entire distribution, however, the portion of the distribution not included in the rollover will be taxed as ordinary income.

       This rollover contribution should be segregated from an IRA account into which current contributions are made if you wish to preserve the option to rollover such amount at a later time to a tax-qualified program of a subsequent employer. Anyone desiring to make such a segregation of a "rollover" contribution should open two separate IRA accounts. Rollover contributions may be made in the form of securities or other assets with the Trustee's approval.

       An IRA rollover also occurs in the case where assets from one IRA to which you have made current contributions are withdrawn by you and within 60 days of receipt are reinvested into another IRA. A rollover can be made only once in any taxable year. Such rollover assets need not be segregated from an IRA account into which current contributions are being made.

       Earnings and Charges

       Your contributions and contributions made on your behalf by your employer will be used to purchase shares, as you direct, of Loomis Sayles Growth Fund, Loomis Sayles Growth & Income Fund, Loomis Sayles Small Cap Fund, Loomis Sayles International Equity Fund, Loomis Sayles Global Bond Fund, Loomis Sayles Bond Fund, Loomis Sayles U.S. Government Securities Fund, New England Cash Management Trust: Money Market Series and New England Cash Management Trust: U.S. Government Series (the "Funds"). The Funds are no-load funds, which means that no sales commissions are charged; 100 percent of your dollar contribution is invested for you. Any dividends or capital gains distributions on the Funds' shares will be invested in additional Funds' shares automatically. These additional shares will represent your earnings from the account. The funds available for distribution when you reach age 59 1/2, die, or become disabled will be the market value of the shares your contributions and earnings have purchased over the years. Due to the fluctuating value of the Funds' investments, it is not possible to make a projection of expected growth, and growth cannot be guaranteed.

       The law requires that the shares in your account be held by a trustee which is a bank or other organization approved by the IRS. The Trustee of the Plan meets this requirement. You will be entitled to vote the shares in your account. The Trustee charges $5.00 as an application fee, $10.00 per year per account as a maintenance fee, and $5.00 for each lump sum distribution or return of an excess contribution but reserves the right to increase these charges at any time upon 30 days' advance notice. The Trustee will send you a statement of account annually informing you of the exact amount of contributions, earnings, distributions, and year-end value. The Trustee will also send a statement to the Internal Revenue Service as required by law.

       Distributions

       You may withdraw funds from your account at any time after age 59 1/2 and before age 70 1/2 without any restrictions. Penalties may apply in certain other circumstances. (See Account Restrictions and Penalties, below). You must begin to withdraw funds from your account no later than the April 1 following the year in which you attain age 70 1/2 (or the year you create a rollover IRA, if later).

       Your funds may at your option be distributed to you in the following ways: (1) a lump sum payment of your entire account, in cash or Fund shares; (2) installment payments over a period certain not extending beyond your life expectancy; (3) installment payments over a period certain not extending beyond the joint life and last survivor expectancy of you and your beneficiary; or (4) in the form of an annuity contract.

       If you die before distribution of your IRA begins, then the entire balance must be distributed in cash or Fund Shares to your beneficiary by December 31 of the year which contains the fifth anniversary of your death, or in installment payments over a period certain not exceeding your beneficiary's life expectancy, or in the form of an annuity contract for a similar period. Installment payments must begin either by December 31 of the year following your death or, if your beneficiary is your surviving spouse, not later than December 31 of the year in which you would have attained age 70 1/2. If you die after distribution of your IRA begins but before it is completed, the remaining balance must be distributed to your beneficiary under a method which provides for payment at least as rapidly as under the method of distribution in use before your death.

       You may designate a beneficiary and change beneficiaries from time to time. If you do not designate a beneficiary, your estate will receive the balance in your account. Designating a beneficiary and changing beneficiaries is not considered the making of a taxable gift.

       A non-deductible 50% excise tax will be imposed on the difference between the minimum amount which should have been paid out in any year based on the form of payment selected and the amount actually paid out in that year. The tax is to be paid by the individual to whom the minimum payments should have been made.

       You will pay income taxes when your account is distributed. If the amount of distributions you receive in any one year from your IRA and other retirement plans exceeds $150,000, you will be subject to a 15% penalty tax on the amount distributed in excess of $150,000. Depending upon your particular circumstances, you may find it advantageous to withdraw your account in installments over a number of years. If you die before receiving all of the assets in your account, the remainder of the account is included in the assets of your estate for federal estate tax purposes. In addition, if the benefits in your IRA and other retirement plans exceed certain threshold amounts, your estate may be subject to a 15% excise tax on amounts in excess of the threshold amounts .

       The tax laws provide that payments received from your IRA plan are subject to federal income tax withholding unless you elect not to have withholding apply. Such election must be made in writing to the Trustee at the time you submit your authorization for distribution.

       Account Restrictions and Penalties

       If you withdraw funds from your account before age 59 1/2 (except upon your death or disability or if the withdrawal is made for purposes of a rollover transfer or as part of a series of substantially equal payments over your life or life expectancy), the distributions will not only be included in your gross income, but also you will pay a non-deductible excise tax equal to 10% of the amount withdrawn.

       There are very severe consequences if you use your Plan assets as security for a loan or borrow any money from or through your IRA account, or engage in other transactions prohibited by Section 4975(c) of the Internal Revenue Code. Not only would your account lose its tax-exempt status, but you would be required to include the entire value of the account's assets in your gross income for the year in which the prohibited transaction occurred and to pay a 10% penalty as well.

       If you contribute more to the Plan than the law allows (as explained under "Contributions"), you may withdraw the excess without the 6% penalty (described below) if you do so by the due date for filing your federal income tax return (with extensions). You must also withdraw the earnings on the excess and pay taxes and a 10% penalty on the amount of earnings. Excess contributions in a taxable year can be corrected by withdrawing the excess contribution in any later year provided that a tax deduction has not been allowed for the excess contribution. Additionally, an excess contribution in one taxable year (for which no tax deduction was taken) will be deductible in a subsequent taxable year if, and to the extent that, you contribute less than the maximum deductible amount in that later year and you treat the excess contribution as a current contribution in that year. Excess contributions which are not withdrawn or utilized as a current contribution during the year will be subject to a non-deductible excise tax of 6% for each taxable year in which they remain uncorrected. See the "Guide to Employers" for an explanation of these rules as applied to a Loomis Sayles Funds SEP.

       You must begin to withdraw funds from your account no later than April 1 following the year you reach age 70 1/2. If you do not, or if you withdraw less than the minimum amount described earlier under "Distributions," you will incur an excise tax equal to 50% of the amount you should have withdrawn but did not. The Secretary of the Treasury has the power to waive this 50% tax penalty, if the excess accumulation is due to reasonable cause and reasonable steps are being taken to correct the excess.

       If you receive a premature distribution, make an excess contribution which is not corrected in the time allowed, fail to withdraw the minimum amount required to be withdrawn upon attainment of age 70 1/2, or receive an excess distribution, you must file Form 5329 (return of excise tax) with the IRS along with your annual tax return, Form 1040. In addition, if you make a non-deductible contribution to your IRA in any year, you must file Form 8606 to report the amount of the non-deductible contribution.

       How to Participate

       You may establish your individual account simply by completing the Account Application and mailing it to State Street Bank and Trust Company at the address indicated on the Account Application with your first contribution. To establish an account under a Loomis Sayles Funds SEP, complete the Account Application and mail it to State Street Bank and Trust Company at the address indicated on the

       Account Application. If you need any assistance in completing the Account Application, please telephone Loomis Sayles at (800) 633-3330. Once an account has been established for you, you can send subsequent investments to your individual IRA at any time directly to: Boston Financial Data Services, Inc., P.O. Box 8314, Boston, Massachusetts 02102. You may also make subsequent investments by federal funds wire to: State Street Bank and Trust Company, ABA#011000028. The text of the wire should read as follows: "$ amount, STATE STREET BOS ATTN Mutual Fund. Credit [Name Fund], [Account Holder Name], [Account Number]." Your bank may charge you a fee for transmitting funds by wire.

       PLEASE NOTE: The foregoing is not a complete or definitive explanation of the Plan or of the provisions of applicable law. Please do not complete the application without reading the Plan and the Fund prospectus which must always accompany the Plan. Consult your financial or tax advisor if you are uncertain that a Loomis Sayles Funds IRA is an appropriate program for your investment needs.

-----------------------------------------------------------------
THE LOOMIS SAYLES FUNDS INDIVIDUAL RETIREMENT ACCOUNT
(the "Plan")
-----------------------------------------------------------------

       Loomis, Sayles & Company, Incorporated ("Loomis Sayles") has developed and is sponsoring this individual retirement plan for adoption by eligible individuals. Upon execution of the Account Application by the adopting individual and by his or her spouse (in the case of a "Spousal IRA"), a Plan and Trust Account shall be created for the exclusive benefit of the adopting Individual or his or her beneficiaries upon the following terms and conditions and in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended (the "Act") and the Internal Revenue Code of 1986, as amended (the "Code"). Some words and phrases used herein have a technical meaning and are defined in Article IX.

       Eligibility

I. Any person who receives Compensation for services rendered during the taxable year or for whom contributions are being made under his or her employer's simplified employee pension plan (within the meaning of Section 408(k) of the Code) is eligible to adopt this Plan. Any person for whom a Spousal IRA is being established is also eligible to adopt this Plan. In addition, any person making a Rollover Contribution, as defined in Article IX, below, may adopt the Plan.

       Participation

II.a. Primary Participation. An eligible person who wishes to adopt this Plan (the "Individual") may do so by signing and mailing to the bank named in the Account Application as Trustee (the "Trustee") a counterpart copy of the Account Application (the "Application"). In addition, any such adopting Individual may designate the Plan as forming part of his or her employer's simplified employee pension plan (within the meaning of Section 408(k) of the Code) in which event such employer may make contributions to the Trust Account subject to the limitations described in Article III.a., below.

   b. Spousal IRA. A spouse for whom a Spousal IRA is being established will be required to sign an Account Application. Such a spouse shall be considered the sole owner of all amounts contributed thereto and the earnings thereon; shall have the right to designate how the assets in the Plan are to be invested under the provisions of Article IV, below; and shall have the right to direct the time and manner of distribution pursuant to the provisions of Article V, below. The spouse for whom a Spousal IRA is established shall not have the right to contribute to the Plan or to amend the Plan without his or her spouse's consent. Any provision of this Plan which gives any person adopting the Plan a right, option or privilege, or imposes any duty, risk or limitation on such person, or relieves the Trustee or the

       Fund from liability to such person shall be deemed to extend to the spouse for whom a Spousal IRA has been established.

       Contributions

III.a. An Individual who receives Compensation for services rendered during the taxable year may contribute cash to his or her account (the "Trust Account" or "Account") in any such year prior to the year in which he or she attains 70 1/2 in an amount not in excess of the lesser of the Individual's Compensation includable in his or her gross income for such year or $2,000.

       The Fund and Trustee are not responsible for determining the amount such an Individual may contribute, but the Trustee will not accept more than $2,000 in any taxable year from such Individual, plus any permitted Rollover Contribution plus (where the Plan has been designated as a part of a simplified employee pension plan (within the meaning of Section 408(k) of the Code)) contributions from such Individual's employer not in excess of the maximum dollar limitation applicable to defined contribution plans under Section 415(c)(1)(A) of the Code. The interest of such Individual in the Trust Account shall be non-forfeitable at all times. If during any taxable year such Individual contributes an amount which exceeds the deduction he or she is allowed under Section 219 of the Code, such excess contribution and any income attributable thereto shall, upon the written request at any time of such Individual, be paid to him or her by the Trustee .

       Such Individual may also at any age make a Rollover Contribution as defined in Article IX(c) below. If such Individual so directs on the Application, such Rollover Contribution and the earnings thereon shall be held by the Trustee in a separate account (the "Rollover Account") for the Individual. The interest of an Individual in his or her Rollover Account, if any, shall be non-forfeitable at all times.

   b. Cash may also be contributed to the Trust Account on behalf of an Individual for whom a Spousal IRA has been established provided: (i) such Individual has no Compensation or elects to be treated as having no Compensation for such taxable year; and (ii) such Individual will not have attained age 70 1/2 prior to the close of such taxable year. The interest of an Individual for whom a Spousal IRA has been established in his or her Trust Account shall be non-forfeitable at all times.

       The amount contributed may not exceed (i) the lesser of the Compensation of such Individual's spouse which is includable in his or her gross income for such taxable year or $2,250, reduced by (ii) the amount contributed by the spouse to any individual retirement plan established for his or her benefit and deductible by him or her under Section 219 of the Code for such taxable year. However, in no case may the contribution under this Section exceed $2,000.

       Investment of Contributions

IV.a. All contributions made by or on behalf of an Individual shall be invested by the Trustee in shares of one or more of the following registered investment companies (the "Funds") alone or in combination, in such percentage as the Individual shall specify in the Application or thereafter in writing to the Trustee from time to time.

              (1)    Loomis Sayles Growth Fund;
              (2)    Loomis Sayles Growth & Income Fund;
              (3)    Loomis Sayles Small Cap Fund;
              (4)    Loomis Sayles International Equity Fund;
              (5)    Loomis Sayles Global Bond Fund;
              (6)    Loomis Sayles Bond Fund; and/or
              (7)    Loomis Sayles U.S. Government Securities Fund;
              (8)    New England Cash Management Trust:  Money Market Series;
              (9)    New England Cash Management Trust: U.S. Government
                     Series; and
              (10) such other registered investment company or companies as may now or hereafter be sponsored by Loomis Sayles or any of its affiliates and which Loomis Sayles designates in writing to the Trustee as an eligible investment under this
                     Article IV.

       Prior to the date an Individual attains age 59 1/2, all income dividends and capital gains distributions from a Fund shall be reinvested in additional Fund Shares. On or after the date an Individual attains age 59 1/2, he or she may elect to receive all income dividends and/or capital gains distributions from a Fund in cash.

   b.  A Rollover Contribution may be made in cash or in Shares of the Funds.

   c. No part of the Trust Account shall at any time be commingled with other property, except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5) of the Code), or invested in any of the following:

              (1)    A life insurance contract or contracts;
              (2) A promissory note or other obligation issued by the Individual;
              (3) Any work of art, rug, antique, metal, gem, stamp, coin, alcoholic beverage, or other tangible personal property specified by the Secretary of the Treasury as a "collectible" within the meaning of Section 408(m) of the Code.

       Distributions

V.a. All or any part of the interest of the Individual in the Trust account may be distributed at any time but must be, or commence to be, distributed by the Trustee no later than the first day of April following the calendar year in which the Individual attains 70 1/2 (the "Required Commencement Date"). Not later than the Required Commencement Date, the Individual shall specify, by written notice in a form and at such time as may be acceptable to the Trustee, that his or her interest in the Trust Account is to be distributed in:

              (1)     A single sum payment in cash or Fund Shares;
              (2) Equal or substantially equal monthly, quarterly or annual payments over a period certain not extending beyond the life expectancy of the Individual or the joint life and last survivor expectancy of the Individual and his or her designated beneficiary; or
              (3) In the form of a nontransferable annuity contract which provides for payments over any period certain not exceeding the periods described in (2) above or over the life of the Individual or the joint lives of the Individual and his or her designated beneficiary, which contract shall be immediately distributed to the Individual.

       If the Individual fails to elect any of the methods of distribution described above on or before the Required Commencement Date, distribution to the Individual will be made on or before the Required Commencement Date in a single sum payment.

   b. If the Individual dies after distribution of his or her interest in the Trust Account commences but before his or her entire interest is distributed, the remaining portion of such interest will continue to be distributed to the Individual's designated beneficiary under a method of distribution elected by such beneficiary, provided such method provides for payment at least as rapidly as under the method of distribution employed prior to the Individual's death.

       If the Individual dies before distribution of his or her interest in the Trust Account commences, his or her entire interest will be distributed to his or her designated beneficiary under the method selected by such beneficiary from among those described below:

              (1) A single sum payment in cash or Fund Shares made not later than December 31 of the year in which occurs the fifth anniversary of the Individual's death; or
              (2) Equal or substantially equal monthly, quarterly or annual payments over a period certain not extending beyond the life expectancy of the designated beneficiary commencing, in the case of a designated beneficiary who is the Individual's surviving spouse, not later than December 31 of the calendar year in which the Individual would have attained age 70 1/2 or, in the case of any other designated beneficiary, not later than December 31 of the year in which occurs the first anniversary of the Individual's death; or
              (3) In the form of a nontransferable annuity contract which provides for payments over any period certain not exceeding the period described in (2) above or over the life of the designated beneficiary, such payments to commence not later than the applicable date described in
                      (2) above, which contract shall immediately be distributed to the designated beneficiary.

       Notwithstanding the preceding paragraphs, however, if the designated beneficiary is the Individual's surviving spouse, such spouse may at any time prior to December 31 of the year containing the fifth anniversary of the Individual's death elect to treat his or her interest in the Trust Account as his or her own individual retirement account, in which event he or she will thereafter succeed to all of the rights, and be subject to all of the restrictions, of the Individual with respect to his or her interest in the Trust Account. Such an election will be deemed to have been made in the event the surviving spouse makes an annual contribution to the Trust Account, makes a Rollover Contribution to or from the Trust Account, or fails to elect payment of his or her interest pursuant to any of the distribution options described above within the five-year period following the Individual's death.

   c. Notwithstanding that distributions may have commenced to the Individual, or in the event of the Individual's death, to his or her designated beneficiary, pursuant to one of the above options, the Individual or, if applicable, his or her designated beneficiary, may receive a distribution of the balance or any part of the balance of his or her interest in the Trust Account either in cash or in Fund Shares at any time upon written notice to the Trustee. If the Individual or a designated beneficiary elects a mode of distribution under (a)(2) or (b)(2) above, the total amount paid (in the case of payments due to the Individual) in the calendar year containing the Required Commencement Date and each subsequent year, or (in the case of payments due to a designated beneficiary) in the twelve consecutive month period beginning on the date payment commences and on each anniversary of such date, shall not be less than the lesser of the entire interest of the Individual or designated beneficiary in the Trust Account and an amount determined by dividing the entire interest of the Individual or designated beneficiary in the Trust Account at the beginning of each such year or period (including, in computing the minimum distribution due to the Individual, amounts not in the Account at the beginning of the year because they had been withdrawn for the purpose of making a Rollover Contribution to another individual retirement account) by the life expectancy of the Individual or the joint life and last survivor expectancy of the Individual and his or her designated beneficiary, or in the case of distribution to a designated beneficiary, the life expectancy of such beneficiary, such expectancies determined in each case in accordance with
       (d) below. In the event the Individual's designated beneficiary is not his or her spouse, such amount shall be determined by dividing such entire interest of the Individual by the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Individual shall be calculated using the applicable life expectancy as the relevant divisor without regard to Proposed Regulations section 1.401(a)(9)-2. Distributions under (a)(3) or (b)(3) above shall be made in accordance with the requirements of section 401(a)(9) of the Internal Revenue Code and the regulations thereunder.

   d. For purposes of this Article, expectancies will be determined by use of the expected life return multiples specified in Tables V and VI of section 1.72-9 of the Income Tax Regulations. The life expectancy of the Individual and his or her surviving spouse, at the election of the Individual, may be recalculated not more frequently than annually. Such election shall be irrevocable as to the Individual and his or her surviving spouse and shall apply to all subsequent years. The life expectancy of any designated beneficiary who is not the Individual's surviving spouse may not be recalculated. In the event the Individual does not elect to have life expectancies recalculated, the life expectancy of the Individual, his or her surviving spouse or any other designated beneficiary will be determined as of his or her attained age during the calendar year in which distributions are required to begin and shall thereafter be reduced by one for each completed twelve consecutive month period to elapse since the date payment commenced.

   e. The Individual may designate a beneficiary or beneficiaries on the form which accompanies the Account Application. If no such designation is in force at the time of the Individual's death, the Trustee shall distribute the assets in the Trust Account to the personal representative of the deceased Individual. For purposes of b., c. and d. above, an Individual's surviving spouse will be deemed to be his or her designated beneficiary with respect to any payments to be made to a child of the Individual if the remainder of such child's interest in the Trust Account becomes payable to the Individual's surviving spouse when the child reaches the age of majority.

       Administration

VI. Except as otherwise provided in this Plan, the Trustee shall exercise as agent on behalf of the Individual, his or her spouse, and any beneficiary any and all powers such persons themselves could exercise as an owner of the property held, including but not limited to the following powers:

              (1) To receive contributions or a Rollover Contribution pursuant to the provisions of this Plan;
              (2) To hold, invest and reinvest the contributions or a Rollover Contribution in investments permitted by the provisions of Article IV hereof, or in any combination of such permitted investments, in such percentages as the Individual shall specify from time to time;
              (3) To register any property held by the Trustee in its own name, or in nominee or bearer form that will pass delivery; and
              (4) To make distributions from the Trust Account in cash or in Fund Shares or in an annuity contract pursuant to the provisions of this Plan.

       The Trustee shall mail to the Individual all proxies, proxy soliciting materials, and periodic reports or other communications that may come into the Trustee's possession by reason of its custody of Fund Shares. Upon receipt from the Individual of a signed proxy, the Trustee shall forward it to the soliciting Fund, it being intended that the Individual shall vote the proxy, notwithstanding the fact that the Trustee may be the registered owner of the shares, and the Trustee shall have no further liability or responsibility with respect to the voting of such shares.

       The Trustee shall keep accurate and detailed account of its receipts, investments and disbursements. As soon as practicable after December 31st each year, and whenever required by Regulations adopted by the Internal Revenue Service under the Act or the Code, the Trustee shall file with the Individual a written report of the Trustee's transactions relating to the Trust Account during the period from the last previous accounting and the then value of the Trust Account, and shall file such other reports with the Internal Revenue Service as may be required by its Regulations.

       Upon the expiration of sixty (60) days following its receipt, the Individual shall be deemed to have approved such report, and the Trustee shall be forever released and discharged with respect to all matters reflected therein, except as to such matters as the Individual may indicate by written objection received by the Trustee within said sixty
       (60) day period. The Trustee may seek a judicial settlement of its accounts. In any such proceeding the only necessary party thereto in addition to the Trustee shall be the Individual.

       The Trustee shall use ordinary care and reasonable diligence in the performance of its duties as Trustee. The Trustee shall not be liable for a mistake in judgment, for any action taken in good faith, or for any loss that is not a result of gross negligence, except as provided by the Act if applicable and regulations promulgated thereunder.

       The Individual agrees to indemnify and hold the Trustee harmless from and against any liability that the Trustee may incur in the administration of the Trust Account, unless arising from the Trustee's own gross negligence or willful misconduct.

       The Trustee shall be under no duty to question the amount of any contribution or any direction of the Individual in respect to the investment of contributions, including a Rollover Contribution, or to make suggestions to the Individual with respect to the investment, retention or disposition of any contributions, including a Rollover Contribution, or assets held in the Trust Account .

       Unless otherwise instructed by the Individual, the Trustee shall pay out of the Trust Account expenses of administration, including the fees of counsel employed by the Trustee, taxes, its fees for maintaining the Trust Account (which are set forth in the Application or any subsequently amended Application), and any additional expenses or charges incurred by reason of the Individual's direction of the investment of a Rollover Contribution. The Trustee may sell Trust Account assets to pay the forgoing expenses. The Trustee may resign as Trustee of any Individual's Trust Account or as Trustee of all accounts adopted under the provisions of this Plan, in either case upon sixty (60) days' prior notice to Loomis Sayles and thirty (30) days' prior notice to each Individual who will be affected by such resignation.

       Loomis Sayles

VII. The Individual delegates to Loomis Sayles the following powers with respect to the Plan: (i) to remove the Trustee upon sixty (60) days' prior notice to the Trustee, and to select a successor Trustee; (ii) to establish the fees of the Trustee by agreement with the Trustee; and
       (iii) to amend this Plan as provided in Article VIII hereof (except the power to amend the Individual's entries on the Application).

       The powers herein delegated to Loomis Sayles shall be exercised by such officer thereof as Loomis Sayles may designate from time to time, and shall be exercised only when similarly exercised with respect to all other Individuals adopting the Plan.

       Neither the Funds, Loomis Sayles nor any officer, director, board, committee, employee or other member of the Funds or Loomis Sayles shall incur any liability of any nature to the Individual or beneficiary or other person in connection with any act done or omitted to be done in good faith in the exercise of any power or authority herein delegated to Loomis Sayles.

       If Loomis Sayles shall hereafter determine that it is no longer desirable for Loomis Sayles to continue to exercise any of the powers hereby delegated to Loomis Sayles, it may relieve itself of any further responsibilities hereunder by notice in writing to the Individual at least sixty (60) days prior to the date on which Loomis Sayles proposes to discontinue its exercise of the powers delegated to it.

       Amendment and Termination

VIII. The Individual delegates to Loomis Sayles the power to amend this Plan (including retroactive amendment).

       The Individual may amend his or her Application (including retroactive amendment) by submitting to the Trustee (i) a copy of such amended Application, and (ii) evidence satisfactory to the Trustee that the Plan as amended by such amended Application will continue to qualify as an Individual Retirement Account under the provisions of Section 408 of the Code.

       No amendment shall be effective if it would cause or permit: (i) any part of the Trust Account to be diverted to any purpose that is not for the exclusive benefit of the Individual and his or her beneficiaries; (ii) the Individual to be deprived of any portion of his or her interest in the Trust Account, unless such action is taken in order to satisfy qualification requirements under the Code; or (iii) the imposition of an additional duty on the Trustee without its consent.

       The Individual reserves the right to terminate his or her adoption of this Plan by instrument in writing signed by him or her and filed with the Trustee.

       Definitions

IX. Whenever used in this Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided herein:

       a. "Compensation" means wages, salaries, professional fees, or other amounts derived from or received for personal service actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income as defined in Section 401(c)(2) of the Code (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Section 401(c)(2) shall be applied as if the term trade or business for purposes of Section 1402 included service described in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including, but not limited to, interest and dividends) or amounts not includable in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. Any amount includable in the Individual's gross income under Section 71 of the Code with respect to a divorce or separation instrument described in Section 71(b)(2)(A) of the Code shall be included as compensation.

       b. "Fund Shares" means the common stock issued by the Funds described in Article IV as eligible investments.

       c. "Rollover Contribution" means a rollover contribution as described in Section 402(a)(5), Section 402(a)(6), Section 402(a)(7),
              Section 403(a)(4), Section 403(b)(8) or Section 408(d)(3) of the Code, as amended, and Regulations promulgated thereunder. The Individual shall have the exclusive responsibility for determining whether an amount contributed as a Rollover Contribution is properly described in the applicable Section of the Code.

--------------------------------------------------------------------------------
          LOOMIS SAYLES FUNDS INDIVIDUAL RETIREMENT ACCOUNT APPLICATION
--------------------------------------------------------------------------------


ACCOUNT INFORMATION

 Name
     ---------------------------------
 Address
        ------------------------------

 -------------------------------------
 Social Security #
                  --------------------
 Date of Birth
              ------------------------
 Daytime Telephone Number
                         -------------
Initial Contribution Information

Make all checks payable to State Street Bank and Trust Company
   The enclosed check represents:
---
   Contribution for        current year;         prior year
---                     ---                   ---
   Rollover contribution from a qualified pension, profit-sharing or 403(b) plan
---
   Rollover contribution from another IRA
---
   SEP IRA Contribution    current year;         prior year
---                     ---                   ---
   Transfer of assets from another IRA (Complete asset transfer on page 34) and
   enclose $5    application fee.
---
--------------------------------------------------------------------------------
INVESTMENT SELECTION
(May indicate more than one Fund.                        Contribution Allocation
Please see page 5 for description of availability of funds).
(minimum $250 per Fund)
-----------------------

Loomis Sayles Growth Fund 141                            $
                                                          ----------------------
Loomis Sayles Growth & Income Fund 148                   $
                                                          ----------------------
Loomis Sayles Small Cap Fund 143                         $
                                                          ----------------------
Loomis Sayles International Equity Fund 145              $
                                                          ----------------------
Loomis Sayles Global Bond Fund 142                       $
                                                          ----------------------
Loomis Sayles Bond Fund 147                              $
                                                          ----------------------
Loomis Sayles U. S. Government Securities Fund 146       $
                                                          ----------------------
New England Cash Management Trust: Money Market Series   $
                                                          ----------------------
New England Cash Management Trust: U.S. Government
Series                                                   $
                                                          ----------------------
INITIAL APPLICATION FEE                                  $         5.00
                                                          ----------------------
AMOUNT OF CHECK ENCLOSED                                 $
                                                          ----------------------

INSTRUCTIONS: Sign two copies of this form and complete the Beneficiary Designation below. Keep one copy of these forms for your records and send one copy of each to:

                     State Street Bank and Trust Company
                     P.O. Box 8314
                     Boston, MA 02266-8314

   The individual (or the individual and spouse) named above hereby adopts the Loomis Sayles Funds INDIVIDUAL RETIREMENT ACCOUNT upon the terms and conditions
thereof, this    day of              , 199  .  By signing this application
establishing an IRA, the individual (i) appoints State Street Bank and Trust Company, or its successors, as Trustee of the Account, (ii) states that he or she has received, read, accepts, and specifically incorporates the Plan and Disclosure Statement by reference to this application, (iii) acknowledges receipt of the current prospectus of the mutual fund(s) selected (iv) consents to the Trustee's fee, (v) agrees promptly to give such instructions to the Trustee as are necessary to enable the Trustee to carry out its duties under the Trust, (vi) represents that whenever information as to any taxable year is required to be filed with the Internal Revenue Service by the Trustee unless filed by the individual, the individual will file such information with the Internal Revenue Service, (vii) affirms that his or her participation is completely voluntary, and (viii) confirms that he or she has received no specific endorsement of the investment vehicles available under this plan from the Trustee or Loomis Sayles.

   Under penalties of perjury, I certify that the Social Security number listed below is my correct taxpayer identification number.


                                        Accepted: State Street Bank and Trust
-------------------------------------   Company
             Individual

                                        By
-------------------------------------     --------------------------------------
    Social Security Number                                Trustee

-------------------------------------     --------------------------------------
                Date                                       Date


--------------------------------------------------------------------------------
               LOOMIS SAYLES FUNDS INDIVIDUAL RETIREMENT ACCOUNT
--------------------------------------------------------------------------------

BENEFICIARY DESIGNATION

This Beneficiary Designation is to be used to indicate the person or persons to whom the IRA assets should be turned over in the event of your death. If you are not survived by a validly designated beneficiary, your benefits will be paid to your estate in the event of your death.

The Beneficiaries named herein and the manner of distribution may be changed or revoked at any time by filing a new designation in writing with the Trustee. This designation, and any changes or revocation, will only be effective upon receipt by the Trustee.

INDIVIDUAL ACCOUNT

Upon my death, distribute my Loomis Sayles Funds Individual Retirement Account in equal shares to the following Principal Beneficiaries who survive me or, if none survives me, in equal shares to the following Secondary Beneficiaries who survive me:

Principal Beneficiary(ies)

   Name                     Address                Date of Birth  Relationship
--------------------------------------------------------------------------------

------------------------------------------------------------
Secondary Beneficiary(ies)

   Name                             Address                     Relationship
--------------------------------------------------------------------------------

------------------------------------------------------------

----------------------------------------------------------------
   Signature of Individual                          Date

--------------------------------------------------------------------------------
    LOOMIS SAYLES FUNDS INDIVIDUAL RETIREMENT ACCOUNT TRANSFER REQUEST FORM
--------------------------------------------------------------------------------

TO:
   -----------------------------------------------------------------------------
       Name of Current Trustee or Custodian
                                                                       Address
----------------------------------------------------------------------
City        State             Zip Code

RE:
   -----------------------------------------------------------------------------
       Name of Investment Vehicle                        Account Number

     Regular IRA          Rollover IRA          SEP IRA
  ---                  ---                   ---

 .    I have established an Individual Retirement Account with the Loomis Sayles
     Funds and have appointed State Street Bank and Trust Company as the successor Trustee.

 .    Please accept this as your authorization and instruction to liquidate
     $____________ of the Individual Retirement Account(s) that your company holds for me and to transfer the assets as follows:

 .    Make check payable to:
   State Street Bank and Trust Company, Trustee for the IRA of

  -------------------------------------------------------------------------
  Individual Name
  -------------------------------------------------------------------------
  Fund         Account Number (will be assigned by the Loomis Sayles Funds)

  State Street Bank and Trust Company
  P.O. Box 8314
  Boston, MA  02266-8314

--------------------------------------------------------------------------------
Signature                        Date

--------------------------------------------------------------------------------
Address                             City          State                Zip Code
(    )                              (    )
      -----------------------             ---------------------------
  Home Phone Number                          Work Phone Number

State Street Bank and Trust Company hereby accepts funds which you hold.

--------------------------------------------------------------------------------
Authorized signature, State Street Bank and Trust Co.          Date

--------------------------------------------------------------------------------
To be completed by Present Trustee/Custodian if Customer is age 70 1/2 or older:

     -- Pursuant to IRS Regulations, the transferor Trustee/Custodian certifies that this transfer will not include any minimum amounts required to be distributed to the above-named Customer with respect to any applicable Distribution Calendar Year.

     --   a. Date of Birth of the Designated (measuring) Beneficiary being used
          to calculate    minimum required distributions with respect to the
          transferor plan:
                          ------------
          b. Life Expectancy of the Individual             was             was
                                               -----------     -----------
          not being recalculated.
          c. Life expectancies of the Individual and/or Spouse Beneficiary were
          -----------
                      were not being recalculated.
          -----------

--------------------        ----------------------------------------------------
        Date                Authorized Signature of Present Trustee/Custodian

     Return this form to:   State Street Bank and Trust Company
                            P.O. Box 8314
                            Boston, MA  02266-8314